As filed with the Securities and Exchange Commission on March 29, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Opus Resource Group, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1506325 (I.R.S. Employer Identification No.)

12900 Automobile Blvd., Suite D, Clearwater, Florida (Address of Principal Executive Offices)	33762 (Zip Code)

IDMedical.com, Inc. 2002 Stock Plan

(Full title of the plan)

Michael J. Gordon, 12900 Automobile Blvd., Suite D, Clearwater, Florida 33762

(Name and address of agent for service)

(727) 592-9400

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum Offering price Per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)

Common Stock, $0.001 par value	3,600,000	$0.85	$3,060,000	$387.70

Totals	3,600,000		$3,060,000	$387.70

(1)	To be issued, at the sole discretion of the Registrant, directly or pursuant to options under the IDMedical.com, Inc. 2002 Stock Plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of common stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of common stock which have not been issued and/or for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the bid and asked price per share of the common stock on a date within five (5) business days prior to the date of filing of this registration statement, as reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

REGISTRATION OF ADDITIONAL SECURITIES

In accordance with General Instruction E of Form S-8, Opus Resource Group, Inc. (the “Registrant”) is registering additional shares of common stock pursuant to the IDMedical.com, Inc. 2002 Stock Plan (the “Plan”). The Registrant currently has an effective registration statement filed on Form S-8 relating to the Plan which registered securities of the same class as those being registered herewith, File No. 333-84002, filed with the Securities and Exchange Commission on March 8, 2002. The Registrant incorporates by reference into this registration statement the contents of its earlier registration statement on Form S-8 (File No. 333-84002), which is made a part hereof.

On March 24, 2004, the Board of Directors of the Registrant amended the Plan to increase the number of shares of common stock authorized to be issued under the Plan. The Plan originally reserved for issuance 15,000,000 shares of common stock, all of which were registered in the prior registration statement. As a result of a 15:1 reverse stock split that occurred on September 29, 2003, the number of shares covered by the Plan was automatically adjusted down to 1,000,000 shares.

The Board of Directors has resolved to increase the number of shares covered by the Plan by an additional 3,600,000 shares, bringing the total number of shares covered by the plan to 4,600,000.

This registration statement registers the additional 3,600,000 shares authorized to be issued under the Plan.

EXHIBITS

Exhibit Number	Description

4.3	The Company’s Articles of Incorporation, as currently in effect, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.5 of the Company’s Quarterly Report on Form 10-QSB for the period ended September 30, 2003).

4.4	The Company’s Bylaws, as currently in effect, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.6 of the Company’s Quarterly Report on Form 10-QSB for the period ended September 30, 2003).

5.4	Opinion of Counsel, Futro & Associates, P.C. (Filed herewith).

10.9	IDMedical.com, Inc. 2002 Stock Plan (Incorporated by reference to Exhibit 10.9 of the Company Registration Statement on Form S-8, SEC File No. 333-84002, filed March 8, 2002).

10.12	Amendment dated March 24, 2004, to the IDMedical.com, Inc. 2002 Stock Plan. (Filed herewith).

23.7	Independent Auditor’s Consent, Cordovano & Honeck, P.C. (Filed herewith).

23.8	Consent of Counsel, Futro & Associates, P.C. (Included in Exhibit 5.4).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, Florida on the 29th day of March 2004.

OPUS RESOURCE GROUP, INC.

By:	/s/ James F. Gordon

James F. Gordon, Chief Executive Officer

By:	/s/ Michael J. Gordon

Michael J. Gordon, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ James F. Gordon

James F. Gordon, Director

Dated: March 29, 2004

By:	/s/ Michael J. Gordon

Michael J. Gordon, Director

Dated: March 29, 2004

By:	/s/ John Waddell, Jr.

John Waddell, Jr., Director

Dated: March 29, 2004

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EXHIBIT INDEX

Exhibit Number	Description

4.3	The Company’s Articles of Incorporation, as currently in effect, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.5 of the Company’s Quarterly Report on Form 10-QSB for the period ended September 30, 2003).

4.4	The Company’s Bylaws, as currently in effect, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.6 of the Company’s Quarterly Report on Form 10-QSB for the period ended September 30, 2003).

5.4	Opinion of Counsel, Futro & Associates, P.C. (Filed herewith).

10.9	IDMedical.com, Inc. 2002 Stock Plan (Incorporated by reference to Exhibit 10.9 of the Company Registration Statement on Form S-8, SEC File No. 333-84002, filed March 8, 2002).

10.12	Amendment dated March 24, 2004, to the IDMedical.com, Inc. 2002 Stock Plan. (Filed herewith).

23.7	Independent Auditor’s Consent, Cordovano & Honeck, P.C. (Filed herewith).

23.8	Consent of Counsel, Futro & Associates, P.C. (Included in Exhibit 5.4).